===============================================================================
                                  Form 8-K/A

                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                  FORM 8-K/A
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 2, 2001
                                                 ---------------


                               The Rouse Company
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



    Maryland                       0-1743                52-0735512
----------------                 -----------          ------------------
(State or other                  (Commission             (IRS Employer
 jurisdiction of                 File Number)         Identification No.)
 incorporation)


    10275 Little Patuxent Parkway
         Columbia, Maryland                               21044-3456
----------------------------------------                  ----------
(Address of principle executive offices)                  (Zip Code)


Registrant's telephone number, including area code (410) 992-6000
                                                   --------------



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
==============================================================================

Item 2.  Acquisition or Disposition of Assets.

The Rouse Company (the "Company") previously reported in its Current Report on
   Form 8-K filed with the Securities and Exchange Commission on January 17, 2001, that the Company negotiated agreements with The Rouse Company Incentive Compensation Statutory Trust (the "Trust") that owned 91% of the voting stock of certain real estate ventures (the "Ventures") in which the Company held majority financial interests, but only 9% of the voting stock. Under the terms of the agreements, the Company agreed to acquire the Trust's shares of the voting stock of the Ventures.

On January 2, 2001, the Company exchanged 137,928 shares of common stock for the Trust's shares of voting stock in the Ventures. The voting shares acquired by the Company constitute all of the Trust's interests in the Ventures. The fair value of the consideration exchanged was approximately $3.5 million. As a result of this transaction, the Company owns 100% of the voting common stock of the Ventures, and accordingly, the accounts of the Ventures will be consolidated in the Company's financial statements from the date of the acquisition.

The assets of the Ventures consist primarily of land to be developed and sold as part of community development projects in Columbia, Maryland and Summerlin, Nevada, other investment land, primarily in Nevada, certain office and retail properties primarily in Columbia, investments in properties owned jointly with the Company and contracts to manage various operating properties. The Company, through its subsidiaries, intends to continue developing the communities of Columbia and Summerlin, operating the office and retail properties and managing the other operating properties.

The Company is filing this Current Report on Form 8-K/A to indicate that based on its analyses of the transactions, the Company has determined that financial statements pursuant to Rule 305 of Regulation S-X of the Ventures and related proforma financial information pursuant to Article 11 of Regulation S-X are not required to be reported.

                                  Signatures
                                  ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    THE ROUSE COMPANY


Date:   March 6, 2001               By /s/ Jeffrey H. Donahue
                                       ----------------------
                                       Jeffrey H. Donahue
                                       Executive Vice President
                                        and Chief Financial Officer


Date:   March 6, 2001               By /s/ Melanie M. Lundquist
                                       ------------------------
                                       Melanie M. Lundquist
                                       Vice President and
                                        Corporate Controller